EXHIBIT 99.2

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER
OF MAX RE CAPITAL LTD.

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the quarterly report on Form 10-Q (the “Form 10-Q”) for the quarter ended June 30, 2002 of Max Re Capital Ltd. (the “Issuer”).

I, Robert J. Cooney, the Chief Executive Officer of Issuer certify:

(i)	the Form 10-Q fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(ii)	the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Dated: August 14, 2002.

/S/ ROBERT J. COONEY
Name: Robert J. Cooney

OPTIONAL FROM 175
(FORMERLY FS-88)
MARCH 1975
DEPT.OF STATE
50175-101

Certificate of Acknowledgment of Execution of an Instrument

COLONY OF BERMUDA

CITY OF HAMILTON

CONSULTATE GENERAL OF THE
UNITED STATES OF AMERICA

        I, Jennifer L. Schools, Consul of the United States of America at Hamilton, Bermuda duly commissioned and qualified, do hereby certify that on this day of 08-14-2002, before me personally appeared Robert J. Cooney, to me personally known, and known to me to be the individual-described in, whose name is subscribed to, and who executed the annexed instrument, and being informed by me of the contents of said instrument he duly acknowledged to me that he executed the same freely and voluntarily for the uses and purposes therein mentioned.

[SEAL]	In witness whereof I have hereunto set my hand and official seal the year the last above written.

Jennifer L. Schools /s/ JENNIFER L. SCHOOLS

Consul of the United States of America

.